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                                                                     Exhibit 10

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 40 to the Registration Statement on Form N-4 of our report dated April 27, 2005, except as to Note 13 to the financial statements, which is as of February 22, 2006, relating to the consolidated financial statements of The Variable Annuity Life Insurance Company which appear in such Post-Effective Amendment No. 40 to the Registration Statement. We also consent to the incorporation by reference of our report dated April 15, 2005 relating to the financial statements and financial highlights of The Variable Annuity Life Insurance Company Separate Account A and our report dated October 17, 2005 relating to the statutory basis financial statements of American Home Life Assurance Company for the year ended December 31, 2004. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/

PricewaterhouseCoopers LLP
Houston, Texas

February 22, 2006